CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906  OF  THE  SARBANES-OXLEY  ACT  OF  2002

CERTIFICATION  OF  SOLE REMAINING OFFICER-DIRECTOR

In  connection with the Quarterly Report of GYK Ventures, Inc., a Nevada corporation (the  "Company"),  on 10-QSB for the June 30, 2003 as filed with  the  Securities and Exchange Commission (the "Report"), I, Dan Sifford, Chief  Financial  Officer  of  the  Company,  certify,  pursuant  to  906 of the Sarbanes-Oxley  Act  of  2002  (18  U.S.C.  1350),  that  to  my  knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) ofthe  Securities  Exchange  Act  of  1934;  and

(2)  The  information  contained  in the Report fairly presents, in all materialrespects,  the  financial  condition  and  result  of operations of the Company.

/s/  Dan Sifford

Dan Sifford

Chief  Financial  Officer

August 11, 2003